Exhibit 23.3
Consent of
Bedinger & Company

March 29, 2006

UpSnap, Inc.
134 Jackson Street, Suite 203,
P.O. Box 2399
Davidson, North Carolina 20836
Attention: Paul Schmidt

Gentlemen:

We hereby consent to the use in UpSNAP, Inc.’s (formerly Manu Forti Group, Inc.) registration on Form SB-2 of our reports dated December 9, 2005, relating to the financial statements of UpSNAP, Inc. and Up2004Snap, Inc., which are contained in that registration statement.

We also consent to the reference to Bedinger & Company under the caption “Experts” in such registration statement.

Very truly yours,

/s/ Bedinger & Company
Certified Public Accountants
Concord, California

Consent of
Bedinger & Company

March 29, 2006

UpSnap, Inc.
134 Jackson Street, Suite 203,
P.O. Box 2399
Davidson, North Carolina 20836
Attention: Paul Schmidt

Gentlemen:

We hereby consent to the use in UpSNAP, Inc.’s (formerly Manu Forti Group, Inc.) registration on Form SB-2 of our report dated March 10, 2006, relating to the financial statements of XSVoice, Inc., which are contained in that registration statement.

We also consent to the reference to Bedinger & Company under the caption “Experts” in such registration statement.

Very truly yours,

/s/ Bedinger & Company
Certified Public Accountants
Concord, California